SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant

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Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Three-Five Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 26, 2001

      The Annual Meeting of Stockholders of Three-Five Systems, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m., on Thursday, April 26, 2001, at the Company’s corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, for the following purposes:

1. To elect directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

2. To approve the adoption of the Company’s Amended and Restated 1994 Automatic Stock Option Plan for Non-Employee Directors.

3. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on March 16, 2001 are entitled to notice of and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

Sincerely,

Jeffrey D. Buchanan
Secretary

Tempe, Arizona

March 19, 2001

1600 North Desert Drive
Tempe, Arizona 85281

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

      The enclosed proxy is solicited on behalf of Three-Five Systems, Inc., a Delaware corporation (the “Company”), by the Company’s board of directors (the “Board of Directors”) for use at the Annual Meeting of Stockholders to be held Thursday, April 26, 2001 at 9:00 a.m. (the “Meeting”), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Company’s corporate headquarters, 1600 North Desert Drive, Tempe, Arizona.

      These proxy solicitation materials were first mailed on or about March 23, 2001 to all stockholders entitled to vote at the Meeting.

Voting Securities and Voting Rights

      Stockholders of record at the close of business on March 16, 2001 (the “Record Date”) are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 21,340,911 shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”).

      The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, the seven directors receiving the largest number of “for” votes of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote (a plurality) will be elected directors. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required (i) for approval of the adoption of the Company’s Amended and Restated 1994 Automatic Stock Option Plan for Non-Employee Directors and (ii) for the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 31, 2001.

      Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

      When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted (i) “for” the election of the nominees set forth in this Proxy Statement, (ii) “for” approval of the adoption of the Company’s Amended and Restated 1994 Automatic Stock Option Plan for Non-Employee Directors, and (iii) “for” the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 31, 2001.

Revocability of Proxies

      Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation, or by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

Solicitation

      The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company’s directors and officers, personally or by telephone or telegram, without additional compensation.

Annual Report and Other Matters

      The Company’s 2000 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

      The Company will provide upon written request, without charge to each stockholder of record as of the Record Date, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company’s Secretary at the Company’s executive offices set forth in this Proxy Statement.

ELECTION OF DIRECTORS

Nominees

      The Company’s bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. All directors are elected at each annual meeting of the Company’s stockholders for a term of one year and hold office until their successors are elected and qualified.

      A board of seven directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of the Company except for Murray A. Goldman. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

      The following table sets forth certain information regarding the nominees for directors of the Company:

Name	Age	Position Held

David C. Malmberg	58	Chairman of the Board

Jack L. Saltich	57	President, Chief Executive Officer, and Director

Kenneth M. Julien	46	Director

Jeffrey D. Buchanan	45	Executive Vice President, Chief Financial Officer, Secretary, Treasurer, and Director

Thomas H. Werner	40	Director

David P. Chavoustie	57	Director

Murray A. Goldman	63	Nominee for Director

      David C. Malmberg has been a director of our company since April 1993 and chairman of the Board since April 1999. Mr. Malmberg is a private investor and management consultant. Before resigning in May 1994, Mr. Malmberg spent 22 years at National Computer Systems, including 13 years as its President and Chief Operating Officer. Mr. Malmberg serves as the Chairman of the Board of National City Bancorporation and Fieldworks, Inc., and is a member of the board of directors of PPT/ Vision, Inc., all publicly held companies. He also serves on the Board of Trustees for Minnesota State University, Mankato.

      Jack L. Saltich has served as a director and the President and Chief Executive Officer of our company since July 1999. Mr. Saltich served as Vice President of Advanced Micro Devices from May 1993 until July 1999; as Executive Vice President of Applied Micro Circuits Corp. from January 1991 until March 1993; and as Vice President of VLSI from July 1988 until January 1991. Mr. Saltich held a variety of executive positions for Motorola from July 1971 until June 1988. These positions included serving as an Engineering Manager from May 1974 until January 1980, an Operation Manager from January 1980 until May 1982, a Vice President and Director of the Bipolar Technology Center from May 1982 until June 1986, and a Vice President and Director of the Advanced Product Research and Development Laboratory from June 1986 until June 1988.

      Kenneth M. Julien has been a director of our company since October 1996. Mr. Julien has served as President and a director of Julien Aerospace Systems, Inc., an aerospace parts supplier, since November 1996 and as Managing Director of Julien Investments LLC, a real estate development and lending company, since August 1994. Mr. Julien served as our Executive Vice President and Chief Operating Officer from August 1992 to April 1993; as Vice President, Chief Financial Officer, and Secretary of our company or one of our predecessors from May 1988 to August 1992; and as a director of our company or one of its predecessors from July 1987 to April 1993. Mr. Julien served as a Vice President and Chief Financial Officer of Cerprobe Corporation, a publicly held company engaged in the business of designing, manufacturing, and marketing semiconductor test equipment, from October 1983 to May 1988. Mr. Julien also served as a director of Cerprobe from February 1988 to June 1988 and currently serves on the board of Alanco Technologies, Inc., a public company.

      Jeffrey D. Buchanan has served as a director and Executive Vice President of our company since July 1998; as Chief Financial Officer and Treasurer since June 1996; and as Secretary since May 1996. Mr. Buchanan served as our Vice President — Finance, Administration, and Legal from June 1996 until July 1998 and as our Vice President — Legal and Administration from May 1996 until June 1996. Mr. Buchanan served from June 1986 until May 1996 as a business lawyer with O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, where his practice emphasized mergers and acquisitions, joint ventures, and taxation. Mr. Buchanan was associated with the international law firm of Davis Wright Tremaine from 1984 to 1986, and he was a senior staff person at Deloitte & Touche from 1982 to 1984. Mr. Buchanan is a member of the Arizona and Washington state bars and passed the certified public accounting examination in 1983.

      Thomas H. Werner has been a director of our company since March 1999. Mr. Werner has served as Vice President and General Manager for the Business Connectivity Group of 3Com Corporation since October 1998. From January 1996 until September 1998, Mr. Werner was Vice President of the Manufactur-

ing Personal Communication Division of U.S. Robotics, which 3Com Corporation acquired in June 1997. Mr. Werner also served in various positions at Oak Frequency Control, a manufacturer of telecommunications components, most recently as President of the Networks Group, from February 1994 until January 1996.

      David P. Chavoustie has been a director of our company since January 2000. From April 1998 to present, Mr. Chavoustie has served as Executive Vice President of Sales and Marketing of ASML, a manufacturer of lithography equipment used to manufacture semiconductors. From April 1992 until March 1998, Mr. Chavoustie held several positions with Advanced Micro Devices, Inc., a semiconductor company, including Vice President/ General Manager Customer Specific Products Division, Vice President/ General Manager Embedded Processor Division, and Vice President Worldwide Sales/ Marketing — Vantis (a wholly-owned subsidiary of AMD). From 1985 to 1992, Mr. Chavoustie held various positions with VLSI Technology, Inc., an ASIC semiconductor company, including Sales Director, Vice President Sales and Corporate Marketing, and Senior Vice President/ General Manager ASIC Products. From 1974 to 1984, Mr. Chavoustie held various sales positions with Advanced Micro Devices, including area sales — Southeast United States, regional sales manager, and district sales manager — Upstate New York.

      Murray A. Goldman has served as Chairman of the Board of Directors of Transmeta since November 1998. Dr. Goldman served as a business advisor to Transmeta from March 1997 to November 1998. From July 1969 to January 1997, Dr. Goldman was employed at Motorola, where he held a variety of positions, most recently as Executive Vice President and Assistant General Manager of the Semiconductor Products Sector. Dr. Goldman also serves on the boards of directors of ZiLOG, Inc., a semiconductor company, and several privately held companies. Dr. Goldman holds a B.S. in electrical engineering from the University of Pittsburgh and an M.S. and a Ph.D. in electrical engineering from New York University.

      Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the pleasure of the Board of Directors. Messrs. Gary R. Long, Julien, Werner, and Chavoustie serve as the members of the Audit Committee of the Board of Directors, with Mr. Julien serving as the Chair of the Audit Committee. Messrs. Malmberg, Long, Werner, and Chavoustie serve as the Compensation Committee of the Board of Directors, with Mr. Malmberg serving as the Chair of the Compensation Committee. Mr. Long will no longer serve as a director or as a member of the Audit or Compensation Committees after the Meeting.

Meetings and Committees of the Board of Directors

      The Company’s bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. The Board of Directors has created three standing committees: an Audit Committee, a Compensation Committee, and an Employee Committee. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Employee Committee meets on matters relating to stock options for the Company’s employees.

      The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 2000. The Company’s Audit Committee met separately at two formal meetings during the fiscal year ended December 31, 2000. The Company’s Compensation Committee did not meet formally during the year but took several actions by written consent during the fiscal year ended December 31, 2000. The Employee Committee did not meet or take any action during the fiscal year ended December 31, 2000. Mr. Chavoustie attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all Committees of the Board of Directors on which he was a member.

Director Compensation and Other Information

      The Company pays each non-employee director an annual retainer fee in the amount of $15,000, plus $1,250 for each board meeting attended and $500 for each committee meeting held on a day other than the same day as a board meeting. Beginning in 1998, each non-employee director is required to receive two-thirds of his or her annual retainer fee in shares of the Company’s Common Stock pursuant to the Company’s Directors’ Stock Plan. See “Executive Compensation — Directors’ Stock Plan.” The non-executive Chairman of the Board and the non-executive Chairman of the Audit Committee each receive an extra $15,000 per year over the standard outside director compensation, with such $15,000 paid in cash immediately upon election each year after the annual stockholder meeting. The Company also reimburses each non-employee director for travel and related expenses incurred in connection with attendance at board and committee meetings. Employees of the Company that also serve as directors receive no additional compensation for their services as a director.

      The terms of the 1994 Automatic Stock Option Plan for Non-Employee Directors (the “1994 Plan”) provide that each non-employee director will receive an automatic grant of options to acquire 1,000 shares of the Company’s Common Stock on the date of his or her first appointment or election to the Board of Directors. The 1994 Plan also provides for the automatic grant of options to purchase 500 shares of the Company’s Common Stock to non-employee directors at the time of the meeting of the Board of Directors held immediately following each annual meeting of stockholders. If the amendment to the 1994 Plan is approved, the new terms will provide that each non-employee director will receive an automatic grant of options to acquire 5,000 shares of the Company’s Common Stock on the date of his or her first appointment or election to the Board of Directors. The 1994 Plan also will provide for the automatic grant of options to acquire 2,000 shares of the Company’s Common Stock to each non-employee director at the time of the meeting of the Board of Directors held immediately following each annual meeting of stockholders. If the amendment to the 1994 Plan is approved, each of Messrs. Malmberg, Julien, Werner, Chavoustie, and Goldman will receive an automatic grant of options to purchase 2,000 shares of Common Stock at the time of the Board of Directors meeting immediately following the Meeting. See “Proposal to Approve the Company’s Amended and Restated 1994 Automatic Stock Option Plan for Non-Employee Directors.”

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

      The following table sets forth the total compensation received by the Company’s Chief Executive Officer during fiscal 2000, and its four most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 for services in all capacities to the Company and its subsidiaries for the fiscal year ended December 31, 2000 (the “Named Officers”).

Summary Compensation Table

				Long Term
				Compensation

				Awards

	Annual Compensation(1)			Securities	All Other
				Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)(2)	($)(3)

Jack L. Saltich(4)	2000	$320,000	$172,799	35,000	$13,216
President, Chief Executive Officer,	1999	141,538	128,977	400,002	262
and Director

Jeffrey D. Buchanan	2000	$202,693	$87,563	60,000	$5,316
Executive Vice President, Chief	1999	190,000	148,770	—	4,957
Financial Officer, Secretary,	1998	162,864	52,500	50,001	5,245
Treasurer, and Director

Dr. Carl E. Derrington(5)	2000	$179,519	$77,552	30,000	$331
Vice President and Chief	1999	120,723	79,617	80,002	179
Manufacturing Officer

Dr. Robert L. Melcher(6)	2000	$200,000	$80,000	—	$45,217
Vice President and Chief	1999	36,923	19,938	120,002	—
Technology Officer

Robert T. Berube(7)	2000	$94,500	$30,450	4,500	$4,344
Principal Accounting Officer and	1999	86,850	38,691	8,001	3,324
Corporate Controller

(1)	Certain Named Officers also received certain perquisites, the value of which did not exceed 10% of the annual salary and bonus.

(2)	The exercise price of all stock options granted were equal to the fair market value of the Company’s Common Stock on the date of grant. Securities underlying options granted during fiscal years 1998 and 1999 have been adjusted to reflect the Company’s 4-for-3 split of its Common Stock during fiscal 1999 and the 3-for-2 split during fiscal 2000.

(3)	Amounts shown for fiscal 2000 include (i) matching contributions to the Company’s 401(k) Plan earned in fiscal 2000 but not paid until fiscal 2001 in the amount of $5,100, $5,100, $3,996 and $5,100, on behalf of each of Messrs. Saltich, Buchanan, Berube, and Melcher, respectively, (ii) term life insurance premiums of $619, $216, $331, $348, and $658 paid by the Company on behalf of Messrs. Saltich, Buchanan, Derrington, Berube, and Melcher, respectively, and (iii) relocation expenses of $7,497 and $39,459 paid to Messrs. Saltich and Melcher, respectively.

(4)	Mr. Saltich became the Company’s President, Chief Executive Officer, and Director in July 1999.

(5)	Dr. Derrington became an executive officer in April 1999.

(6)	Dr. Melcher became an executive officer in October 1999.

(7)	Mr. Berube became an executive officer in July 1998.

Option Grants

      The following table sets forth certain information with respect to stock options granted to the Named Officers during the fiscal year ended December 31, 2000. Securities underlying options granted and the respective exercise prices have been adjusted to reflect the Company’s 3-for-2 split of its Common Stock during fiscal 2000.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation
	Underlying	Granted to	Exercise		for Option Term(2)
	Options	Employees in	Price	Expiration
Name	Granted(#)	Fiscal Year	($/Sh)(1)	Date	5%	10%

Jack L. Saltich	35,000	6.62%	$29.81	9/18/10	$656,250	$1,663,200

Jeffrey D. Buchanan	60,000	11.35	27.50	1/27/10	1,038,000	2,631,000

Dr. Carl E. Derrington	30,000	5.67	27.50	1/27/10	519,000	1,315,500

Dr. Robert L. Melcher	—	—	—	—	—	—

Robert T. Berube	4,500	0.85	27.50	1/27/10	77,850	197,325

(1)	The options were granted at the fair value of the Company’s Common Stock on the date of grant and have a ten-year term.

(2)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future price of the Company’s Common Stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of the Company’s Common Stock.

Option Exercises and Option Holdings

      The following table contains certain information with respect to options exercised during fiscal 2000 and options held by the Named Officers as of December 31, 2000. All share amounts have been adjusted to reflect the Company’s 3-for-2 split of its Common Stock during fiscal 2000.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

					Value of Unexercised
			Number of Unexercised		In-the Money Options
	Shares		Options at Fiscal Year-End(#)		At Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jack L. Saltich	—	—	40,002	395,000	$386,419	$3,477,600

Jeffrey D. Buchanan	—	—	125,001	123,002	1,410,612	448,920

Dr. Carl E. Derrington	—	—	16,001	112,001	199,532	798,092

Dr. Robert L. Melcher	—	—	4,121	118,000	21,883	573,480

Robert T. Berube	—	—	4,101	20,902	49,993	97,448

(1)	Calculated based upon the December 31, 2000, New York Stock Exchange closing price of $18.00 per share, multiplied by the number of shares held, less the aggregate exercise price for such shares.

Employment and Other Agreements

      The Company has no written employment contracts with its executive officers or directors. The Company does have employment agreements or signed terms-and-conditions agreements with certain employees. The Company offers its employees medical, dental, life, and disability insurance benefits. The executive officers and other key personnel of the Company are eligible to receive incentive bonuses and are eligible to receive stock options under the Company’s stock option plans.

401(k) Profit Sharing Plan

      On September 1, 1990, the Company adopted a profit sharing plan pursuant to Section 401(k) (the “401(k) Plan”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Pursuant to the 401(k) Plan, all eligible employees may contribute through payroll deductions up to the maximum allowable under Section 402(g) of the Internal Revenue Code, which was $10,500 for calendar 2000. In addition, the 401(k) Plan provides that the Company may make matching and discretionary contributions in such amount as may be determined by the Board of Directors. The Company made matching contributions pursuant to the 401(k) Plan to the Named Officers for 2000 in the amount of $19,296.

Stock Option Plans

      The Company currently has five stock option plans: the 1990 Incentive Stock Option Plan (the “1990 Plan”); the 1993 Stock Option Plan (the “1993 Plan”); the 1994 Automatic Stock Option Plan for Non-Employee Directors (the “1994 Plan”); the 1997 Amended and Restated Stock Option Plan (the “1997 Plan”); and the Amended and Restated 1998 Stock Option Plan (the “1998 Plan”). The eligible persons under the 1990 Plan are key employees of the Company. Eligible persons under the 1993 Plan include key personnel (including directors and executive officers), consultants, and independent contractors who perform valuable services for the Company or its subsidiaries. Persons who are employees of or consultants to the Company or its subsidiaries, other than directors, executive officers, and persons who own 10 percent or more of the Company’s Common Stock, are eligible to receive options granted under the 1997 Plan. Eligible persons under the 1998 Plan include employees of the Company (including officers and directors) and independent contractors. Directors who are not employees receive automatic grants of stock options under the 1994 Plan, are eligible to receive options under the 1993 Plan and the 1998 Plan, but are not eligible under the 1990 Plan or the 1997 Plan.

      In conjunction with stockholder approval of the 1993 Plan, the Board terminated the 1990 Plan with respect to 170,909 options that were unissued as of the date that the 1993 Plan was adopted. There were 113,761 options issued but unexercised under the 1990 Plan as of March 16, 2001. If any option terminates or expires without having been exercised in full, stock not issued under such stock option will become available for reissuance under the 1990 Plan. The 1990 Plan expired May 1, 2000.

      Under the 1993 Plan, an aggregate of 770,909 shares of Common Stock of the Company may be issued pursuant to the granting of options to acquire Common Stock of the Company, the direct granting of Common Stock, or the granting of stock appreciation rights. If any option terminates or expires without having been exercised in full, stock not issued under such option will become available for reissuance under the 1993 Plan. There were outstanding options to acquire 513,228 shares of the Company’s Common Stock under the 1993 Plan as of March 16, 2001. In addition, an aggregate of 750 shares of stock have been directly granted under the 1993 Plan.

      Under the 1994 Plan, 100,000 shares of Common Stock of the Company may be issued upon exercise of stock options automatically granted to non-employee directors of the Company pursuant to the terms described in the section above entitled “Election of Directors — Director Compensation and Other Information.” Persons other than non-employee directors of the Company are not eligible to receive options granted pursuant to the 1994 Plan. There were outstanding options to acquire 25,264 shares of the Company’s Common Stock under the 1994 Plan as of March 16, 2001.

      An aggregate of 1,150,000 shares of Common Stock may be issued upon exercise of options granted pursuant to the 1997 Plan. If any option terminates or expires without having been exercised in full, stock not issued under such option will become available for reissuance under the 1997 Plan. There were outstanding options to acquire 696,640 shares of the Company’s Common Stock under the 1997 Plan as of March 16, 2000.

      The Board of Directors adopted the 1998 Plan on January 29, 1998, and the Company’s stockholders approved the 1998 Plan on April 23, 1998. The Board of Directors adopted the Amended and Restated 1998 Stock Option Plan on January 28, 1999, and the Company’s stockholders approved the Amended and Restated 1998 Stock Option Plan on April 22, 1999. An aggregate of 1,100,000 shares of Common Stock may be issued upon exercise of options granted pursuant to the 1998 Plan. If any option terminates or expires without having been exercised in full, stock not issued under such option will again be available for the purposes of the 1998 Plan. There were outstanding options to acquire 985,639 shares of Common Stock under the 1998 Plan as of March 16, 2001.

      If any change in the Common Stock of the Company occurs through merger, consolidation, reorganization, capitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, adjustments will be made as to the maximum number of shares subject to the 1990 Plan, 1993 Plan, 1994 Plan, 1997 Plan, and 1998 Plan, and the number of shares and exercise price per share of stock subject to outstanding options.

Directors’ Stock Plan

      On January 29, 1998, the Company’s Board of Directors adopted the Directors’ Stock Plan (the “Directors’ Plan”). Stockholder approval of the Directors’ Plan was not initially required because treasury shares were used to fund the Directors’ Plan. The Board adopted the Amended and Restated Directors’ Stock Plan on January 27, 2000, and the Company’s stockholders approved the Amended and Restated Directors’ Stock Plan on April 27, 2000. Under the Directors’ Plan, the Company will issue to the non-employee members of the Board of Directors shares of Common Stock equal in value to two-thirds of the annual retainer fee paid to the non-employee directors in lieu of an equivalent amount of cash. The value of the shares of Common Stock issued under the Directors’ Plan will be based on the closing price of the Company’s Common Stock on the New York Stock Exchange on the last trading day prior to the Company’s annual meeting of stockholders. The shares are issued to the non-employee directors on the date of the Company’s annual meeting of stockholders to be held in each year. Participation in the Directors’ Plan by non-employee directors is mandatory. An aggregate of 30,000 shares of Common Stock may be issued under the Directors’ Plan. If any change in the Common Stock of the Company occurs through merger, consolidation, reorganization, capitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, adjustments will be made as to the maximum number of shares subject to the Directors’ Plan, and the number of shares and exercise price per share of stock subject to outstanding options. As of March 16, 2001, 13,615 shares of Common Stock were available for issuance under the Directors’ Plan.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended December 31, 2000, the Company’s Compensation Committee consisted of Messrs. Malmberg, Long, Werner, and Chavoustie. None of these individuals had any contractual or other relationships with the Company during such fiscal year except as directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

      The Compensation Committee of the Board of Directors (the “Committee”) of Three-Five Systems, Inc. (the “Company”) consists exclusively of independent, non-employee directors. The Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company’s compensation practices, executive salary levels, and variable compensation programs, both cash-based and equity-based. The Committee generally reviews base salary levels for executive officers of the Company at the beginning of each fiscal year and recommends actual bonuses at the end of each fiscal year based upon Company and individual performance.

Philosophy

      The executive compensation program seeks to provide a level of compensation that is competitive with companies similar in both size and industry. The Committee obtains the comparative data used to assess competitiveness from a variety of resources. Actual total compensation levels may differ from competitive levels in surveyed companies as a result of annual and long-term Company performance, as well as individual performance. The Committee uses its discretion to recommend executive compensation when, in its judgment, external, internal, or an individual’s circumstances warrant.

Compensation Program

      The primary components of executive compensation consist of base salary, annual incentive bonuses, stock option grants, executive health benefit, and a perquisite program.

  Base Salary

      The Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer considers the overall performance of the Company and conducts an informal evaluation of individual officer performance. The Committee in conjunction with the Chief Executive Officer makes final recommendations on any adjustments to the base salary for executives other than the Chief Executive Officer. The Committee’s evaluation of the recommendations by the Chief Executive Officer considers the same factors outlined above and is subjective with no particular weight assigned to any one factor. The Committee recommended, and the Board of Directors approved, base salaries for fiscal 2000 in April 2000. Base salaries were raised in 2000 for all of the executive officers so that their respective compensation remained competitive with companies similar in both size and industry.

  Annual Incentive Bonuses

      Annual bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of the Company. The bonuses are calculated and paid out of the Management Incentive Compensation Plan (“MICP”), which was approved by the Board of Directors in April 1997. The MICP is intended to enhance and reinforce the Company’s goals of profitable growth and a sound overall financial condition by making incentive compensation awards available to senior level management and key employees.

      The granting of such awards is based upon the achievement of Company performance objectives and predefined individual performance objectives. Individual performance objectives are developed for every senior level manager and key employee early in each fiscal year. Upon the close of each fiscal year, executive management and the Committee conduct an assessment of individual performance achieved versus individual performance objectives. This assessment may include but not be limited to individual responsibility, performance,and compensation level. Simultaneously, the Board conducts an assessment of the Company’s overall performance to date, which may include but not be limited to the achievement of sales, net income, and other performance criteria. The combination of these factors determines any incentive bonuses to be paid.

      For fiscal 2000, the Committee recommended, and the Board of Directors awarded, bonuses to the officers with the amount of the award based upon the achievement of their individual performance objectives and the Board’s assessment of the Company’s overall performance in 2000.

  Stock Option Grants

      The Company grants stock options periodically to its U.S. employees and non-U.S.-based managers to provide additional incentive to work to maximize long-term total return to stockholders. Under each stock option plan, the Board of Directors is specified to act as the plan administrator, although the Board has authorized the Compensation Committee to make all recommendations to the Board regarding grants of options to senior officers of the Company. In addition, with respect to grants of options to employees other than senior officers, the Board has delegated its administrative authority under the stock option plans to an Employee Committee, which consists of those Board members that are employees of the Company. In general, stock options are granted to U.S. employees and non-U.S.-based managers at the onset of employment. If, in the opinion of the plan administrator, the outstanding service of an existing employee merits an increase in the number of options held, however, the plan administrator may elect to issue additional stock options to that employee. The vesting period on grants is generally four years for newly hired salaried employees. The vesting period on grants is three years for newly hired hourly employees and for salaried employees who have been employed for two years or longer. The four year vesting schedule is generally back loaded (with 50% vesting in the last year) in order to encourage optionholders to continue in the employ of the Company. Three-year vesting schedules for salaried employees are also back loaded, with 50% vesting in the last year. Three-year vesting schedules for hourly employees are evenly weighted, vesting 33 1/3% of the options each year. Certain officers may also have longer vesting schedules. In 2000, the Board and the Employee Committee authorized the issuance of stock options to certain executive officers and other employees.

  Benefits

      The Company provides various employee benefit programs to its executive officers, including medical, dental, life, and long-term disability insurance benefits, and a 401(k)-retirement savings plan. These benefits are generally available to all employees of the company. The company also maintains an executive benefit program for its executive officers, through which the company pays a larger percentage of the costs than is paid on behalf of the company’s other employees. The executive benefit program also provides executive officers with annual physical examinations, salary continuation for short-term disability, tax and estate planning and auto allowances.

  Chief Executive Officer Compensation

      The Committee considers the same factors outlined above for other executive officers in evaluating the base salary and other compensation of Jack L. Saltich, the Company’s Chief Executive Officer (“CEO”). The Committee’s evaluation of Mr. Saltich’s base salary is subjective, with no particular weight assigned to any one factor. The Committee maintained Mr. Saltich’s annual base salary at $320,000 for the year 2000. This base salary reflects no increase from the annualized base salary paid to Mr. Saltich in 1999. Mr. Saltich requested that the Committee not increase his base salary at the present time. The Committee also granted Mr. Saltich options to purchase 35,000 shares of common stock of the Company. The Committee determined that Mr. Saltich’s individual performance for fiscal year 2000 merited the payment of a bonus of $172,799 in accordance with the terms of the MICP and based upon the Board’s assessment of the overall Company performance.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with Section 162(m).

      This report has been furnished by the Compensation Committee to the Company’s Board of Directors.

David C. Malmberg, Chairman
Gary R. Long
Thomas H. Werner
David P. Chavoustie

REPORT OF THE AUDIT COMMITTEE

      The Board of Directors has appointed an Audit Committee consisting of four directors. All of the members of the committee are “independent” of the Company and management, as that term is defined in the New York Stock Exchange listing standards.

      The primary responsibility of the Committee is to assist the Company’s Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including overseeing the financial reports and other financial information provided by the Company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; the Company’s systems of internal accounting and financial controls; and the annual independent audit of the Company’s financial statements.

      Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

      In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditors the auditors’ independence from management and the Company, including the matters covered by the written disclosures and letter provided by the independent auditors.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company, the internal controls, and the overall quality of the financial reporting. The committee held two separate formal meetings during the fiscal year ended December 31, 2000.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the Company’s independent auditors. See “Ratification of Appointment of Independent Auditors.”

      The Board of Directors has adopted a written charter for the Audit Committee. The charter specifically addresses the delineation of duties between the Audit Committee and management. A copy of that charter is included as “Appendix A”.

Kenneth M. Julien, Chairman
Gary R. Long
Thomas H. Werner
David P. Chavoustie

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors, officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Except as noted below, based solely upon the Company’s review of the copies of such forms received by it during the fiscal year ended December 31, 2000, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of the Company’s Common Stock complied with all Section 16(a) filing requirements during such fiscal year, except that Dr. Robert L. Melcher filed one late report on Form 5 covering one transaction.

COMPANY PERFORMANCE GRAPH

      The following line graph compares cumulative total stockholder returns for the five years ended December 31, 2000 for (i) the Company’s Common Stock; (ii) the Standard and Poor’s SmallCap 600 Index (the “SmallCap 600”); and (iii) the Standard and Poor’s Electrical Equipment Index (the “Electrical Equipment Index”). The graph assumes an investment of $100 on December 31, 1995. The calculations of cumulative stockholder return on the SmallCap 600 and the Electrical Equipment Index include reinvestment of dividends, but the calculation of cumulative stockholder return on the Company’s Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

	Cumulative Total Return

	12/95	12/96	12/97	12/98	12/99	12/00

Three-Five Systems, Inc.	100.00	76.30	97.78	81.11	323.95	213.32

S & P Smallcap 600	100.00	121.32	152.36	156.52	175.93	196.69

S & P Electrical Equipment	100.00	135.29	190.65	255.87	383.67	358.76

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,

DIRECTORS, AND OFFICERS

      The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock on March 16, 2001, except as indicated, by (1) each director, each director nominee, and each executive officer of the Company, (2) all directors and officers of the Company as a group, and (3) each person known by the Company to own more than five percent of the Company’s Common Stock.

	Shares Beneficially Owned

Name of Beneficial Owner	Number(1)	Percent(2)

Directors and Executive Officers:

Jack L. Saltich(3)	48,502	*

Jeffrey D. Buchanan(4)	203,181	*

Dr. Carl E. Derrington(5)	115,001	*

Robert L. Melcher(6)	12,002	*

Robert T. Berube(7)	5,346	*

David C. Malmberg(8)	58,931	*

Kenneth M. Julien(9)	13,330	*

Gary R. Long(10)	18,830	*

Thomas H. Werner(11)	5,257	*

David P. Chavoustie(12)	2,412	*

Murray A. Goldman	—	—

All directors and executive officers as a group (ten persons)	482,792	2.23%

5% Stockholders:

OppenheimerFunds, Inc.(13)	3,064,000	14.36%

*	Less than 1% of the outstanding shares of Common Stock

(1)	Includes, when applicable, shares owned of record by such person’s minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control, or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days of March 16, 2001 by the exercise of vested stock options. All amounts have been adjusted to reflect the Company’s 3-for-2 split of its Common Stock during fiscal 2000.

(2)	The percentages shown include the shares of Common Stock which the person will have the right to acquire within 60 days of March 16, 2001. In calculating the percentage of ownership, all shares of Common Stock which the identified person will have the right to acquire within 60 days of March 16, 2001 upon the exercise of vested stock options are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3)	Includes 40,002 shares of Common Stock issuable upon exercise of vested stock options.

(4)	Includes 77,000 shares of Common Stock issuable upon exercise of vested stock options.

(5)	Includes 46,001 shares of Common Stock issuable upon exercise of vested stock options.

(6)	Includes 4,121 shares of Common Stock issuable upon exercise of vested stock options.

(7)	Includes 5,001 shares of Common Stock issuable upon exercise of vested stock options.

(8)	Includes 10,756 shares of Common Stock issuable upon exercise of vested stock options.

(9)	Includes 1,398 shares of Common Stock held by Mr. Julien as custodian for his minor children and 6,754 shares of Common Stock issuable upon exercise of vested stock options.

(10)	Includes 8,649 shares held by the Long Revocable Trust, Gary R. Long and Carol L. Long, Trustees and 6,754 shares of Common Stock issuable upon exercise of vested stock options.

(11)	Includes 3,084 shares of Common Stock issuable upon exercise of vested stock options.

(12)	Includes 2,412 shares of Common Stock issuable upon exercise of vested stock options.

(13)	The information is as reported on Schedule 13G as filed February 14, 2001. The address of OppenheimerFunds, Inc. is Two World Trade Center, 34th Floor, New York, NY 10048-0203.

CERTAIN TRANSACTIONS

      In January 2001, the Company loaned Jeffrey D. Buchanan $409,116 for the exercise of stock options that were about to expire. The loan provided Mr. Buchanan the necessary funds to exercise the options, without having to sell the underlying shares. Unlike the ten-year term of the Company’s usual stock options, the Company had issued these options with a five-year expiration term. Mr. Buchanan exercised options to acquire 70,000 shares at a price of $5.85 per share. Mr. Buchanan executed a promissory note in connection with the loan. The note is due January 2, 2003 and bears interest at a rate of LIBOR plus 1.5 percentage points, compounded annually. The note is a full recourse obligation of Mr. Buchanan and Mr. Buchanan is personally liable on all principal and interest under the note. As of the date of this Proxy Statement, Mr. Buchanan has not sold any of the above shares.

PROPOSAL TO APPROVE THE COMPANY’S

AMENDED AND RESTATED 1994 AUTOMATIC STOCK OPTION
PLAN FOR NON-EMPLOYEE DIRECTORS

      On February 12, 2001, the Board of Directors approved a proposal to amend the Company’s 1994 Automatic Stock Option Plan for Non-Employee Directors (the “1994 Plan”), subject to approval by the Company’s stockholders, to (a) adjust the automatic grants made under the 1994 Plan for stock splits, adjustments, and other organic changes, (b) to increase the annual grants of stock to Directors under the 1994 Plan from 500 to 2,000 shares, (c) to increase the initial grants to new Directors from 1,000 to 5,000 shares, and (d) to increase the period allowed for exercise of shares when a Director retires or concludes their service with the Company from six months to the period equal to the term of his service with the Company. The full text of the 1994 Stock Option Plan as proposed to be amended is included as “Appendix B” to this Proxy Statement. The Board of Directors recommends a vote “for” the proposed amendment to the 1994 Plan.

      The purpose of the 1994 Plan is to promote the interests of the Company by providing non-employee members of the Company’s Board of Directors the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and increase their personal interest in the continued success and progress of the Company.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

      The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining Arthur Andersen LLP’s independence.

Audit Fees

      The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2000 and for the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $207,400.

Financial Information Systems Design and Implementation Fees

      Arthur Andersen LLP did not provide any services related to financial information systems design and implementation during 2000.

All Other Fees

      Arthur Andersen LLP billed the Company an aggregate of $478,900 for other professional services rendered to the Company for the year ended December 31, 2000, primarily related to the following:

•	tax compliance and consulting;

•	work performed in connection with registration statements, including the issuance of comfort letters;

•	consultation regarding various accounting issues and changes in professional standards; and

•	audits of employee benefit plans.

DEADLINE FOR RECEIPT OF STOCKHOLDERS PROPOSALS

      In order to be included in the proxy statement and form of proxy relating to the annual meeting of stockholders of the Company to be held during calendar 2002, stockholder proposals that are intended to be presented by stockholders must be received at the principal executive offices of the Corporation (i) not less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year’s annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting, and (ii) with respect to any other annual meeting of stockholders, on or before the close of the business on the fifteenth day following the date (or the first date, if there be more than one) of public disclosure of the date of such meeting such meeting.

      Pursuant to Rule 14a-4 under the Exchange Act, the Company intends to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have the Company include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2002, except in circumstances where (i) the Company receives notice of the proposed matter within the time periods described in the paragraph above and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

      The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated: March 19, 2001

APPENDIX A

THREE-FIVE SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

Dated as of April 27, 2000

I.  PURPOSE

      1.1  There shall be a committee of the Board of Directors of Three-Five Systems, Inc. (the “Company”), known as the Audit Committee (the “Committee”). The primary purpose of the Committee is to assist the Company’s Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including overseeing the financial reports and other financial information provided by the Company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; the Company’s systems of internal accounting and financial controls; and the annual independent audit of the Company’s financial statements.

      1.2  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. If necessary, the Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company’s stockholders; accordingly, the outside auditors are ultimately accountable to the Board and the Committee.

      1.3  The Committee shall review the adequacy of this Charter on an annual basis.

II.  MEMBERSHIP

      2.1  The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition shall meet all requirements of the Audit Committee Policy of the New York Stock Exchange.

      2.2  Accordingly, all of the members must be directors:

(a)	who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

(b)	who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise.

      2.3  The members of the Committee should be elected by the Board of Directors at its quarterly meeting held on or near the Corporation’s annual meeting or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  KEY RESPONSIBILITIES

      3.1  The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, has more time, knowledge and more detailed information regarding the Company than do the Committee members. Consequently, in discharging its oversight responsibilities, the Committee is not providing any experts or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

      3.2  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct

A-1

investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company’s policies.

      3.3  The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

(a)	The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61.

(b)	As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s Quarterly Reports on Form 10-Q to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. Such review shall occur prior to the filing of the Company’s Quarterly Reports on Form 10-Q.

      3.4  The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

      3.5  The Committee shall:

(a)	request from the outside auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

(b)	discuss with the outside auditors any such disclosed relationships and their impact on the outside auditors’ independence; and

(c)	recommend that the Board take appropriate action in response to the outside auditors’ report to satisfy the auditors’ independence.

      3.6  The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, wherever appropriate, replace the outside auditors.

      Adopted on the 27th day of April 2000 by the Board of Directors of Three-Five Systems, Inc.

By:	/s/ GEORGE A. PISARUK

Name: George A. Pisaruk
Its: Assistant Secretary

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APPENDIX B

THREE-FIVE SYSTEMS, INC.

AMENDED AND RESTATED

1994 AUTOMATIC STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS
(As Amended and Restated through February 12, 2001)

ARTICLE I

GENERAL

      1.1  Purpose of the Plan.

      (a)  Adoption. On March 1, 1994, the Board of Directors (the “Board”) of Three-Five Systems, Inc., a Delaware corporation (the “Corporation”) adopted the 1994 Automatic Stock Option Plan (the “Original Plan”). The stockholders of the Company approved the Original Plan on April 12, 1994. On October 19, 1995, the Board adopted a technical amendment to the Original Plan, which did not require stockholder approval. On October 24, 1996, the Board amended and restated the Original Plan as a result of recent revisions to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and to make certain other technical changes, including changes to the vesting schedule. Although some of the amendments and restatements required stockholder approval, all amendments became effective immediately subject to stockholder approval at the next annual meeting, which duly occurred. The new vesting schedule shall be applied to all outstanding options as well as all new options. On January 28, 1999, the Board further amended and restated the Original Plan to reduce the number of available shares for issuance by 50,000 shares. Such amendment did not require shareholder approval. On February 12, 2001, the Board further amended and restated the Original Plan in order to adjust the automatic grants for stock splits, adjustments and other organic changes, increase the initial and annual grants of stock to Directors, and extend the period of exercisability for the automatic grants. Although all of these amendments require stockholder approval, all amendments shall become effective immediately subject to stockholder approval at the next annual meeting schedule for April 26, 2001. The extension of the period of exercisability for automatic grants shall be effective only for all automatic grants occurring after February 12, 2001; provided, however, that the Board of Directors shall have the right on a case-by-case basis to extend the period of exercisability for pre-existing grants in a manner consistent with this amendment. The amended and restated plan shall be known as the Three-Five Systems, Inc. Amended and Restated 1994 Automatic Stock Option Plan for Non-Employee Directors (the “Plan”).

      (b)  Purpose. The Plan is intended to promote the interests of the Corporation by providing non-employee members of the Corporation’s Board of Directors (the “Board”) the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and an increased personal interest in continued success and progress. Such purpose shall be accomplished by providing for the automatic grant of options to acquire the Corporation’s Stock (“Options”).

      (c)  Effective Date. The Plan became effective on April 12, 1994, the date the Plan was initially approved by the stockholders of the Corporation (the “Effective Date”).

      (d)  Termination of Plan. The Plan shall terminate upon the earlier of (i) the tenth anniversary of the Effective Date or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of Options granted under the Plan. If the date of termination is determined under clause (i) above, then all Option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

      1.2  Eligible Persons under the Plan. The persons eligible to participate in the Plan shall be limited to non-employee Board members, whether or not such persons are “Non-Employee Directors” as defined in Rule 16b-3(b)(3)(i) promulgated under the 1934 Act (“Eligible Persons”). Persons who are eligible under the Plan may also be eligible to receive option grants or direct stock issuances under other plans of the Corporation.

      1.3  Stock Subject to the Plan.

      (a)  Available Shares. The stock subject to the provisions of the Plan and issuable upon the grant of Options are shares of the Corporation’s common stock, par value $.01 per share (the “Stock”) and shall be drawn from either the Corporation’s authorized but unissued shares of Stock or from reacquired shares of Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Stock which may be issued over the term of the Plan shall not exceed 50,000 shares (as adjusted by this amendment) subject to adjustment from time to time in accordance with the provisions of this Section 1.3.

      (b)  Adjustments for Issuances. Should one or more outstanding Options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each Option not so exercised shall be available for subsequent option grant under the Plan. Should shares of Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding Option under the Plan, then the number of shares of Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised, and not by the net number of shares of Stock actually issued to the Optionholder.

      (c)  Adjustments for Organic Changes. Should any change be made to the Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the number of Options granted automatically under the Plan, (ii) the maximum number and/or class of securities issuable under the Plan, and (iii) the number and/or class of securities and price per share in effect under each Option outstanding. Such adjustments to the outstanding Options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such Options. The adjustments determined by the Board shall be final, binding and conclusive.

ARTICLE II

AUTOMATIC OPTION GRANTS

      2.1 Terms and Conditions of Automatic Option Grants.

      (a)  Amount and Date of Grant. During the term of this Plan, Automatic Option Grants shall be made to each Eligible Person (“Optionholder”) as follows:

(i) Annual Grants. Each year on the Annual Grant Date an Option to acquire 2,000 shares of Stock shall be granted to each Eligible Person for so long as there are shares of Stock available under Section 1.3 hereof. The “Annual Grant Date” shall be the date of the Corporation’s annual stockholders meeting. Notwithstanding the foregoing, (1) any Eligible Person whose term ended on the Annual Grant Date shall not be eligible to receive any automatic option grants on that Annual Grant Date and (2) any Eligible Person who has received an Automatic Option Grant pursuant to Section 2.1(a)(ii) on the same date as the Annual Grant Date or within 30 days prior thereto, shall not be eligible to receive an Automatic Option Grant on that Annual Grant Date.

(ii) Initial New Director Grants. On the Initial Grant Date, every new member of the Board who is an Eligible Person and has not previously received a grant under Sections 2.1(a)(ii) or (iii) shall be granted an Option to acquire 5,000 shares of Stock (“Optioned Shares”) as long as there are shares of Stock available under Section 1.3 hereof. The “Initial Grant Date” shall be the date that an Eligible Person is first appointed or elected to the Board.

(iii) Initial Grants. On the Effective Date, each Eligible Person was granted an Option to acquire 1,000 shares of Stock.

      (b)  Exercise Price. The exercise price per share of Stock subject to each Automatic Option Grant shall be equal to 100 percent of the fair market value per share of the Stock on the date the Option was granted as determined in accordance with the valuation provisions of Section 2.2 hereof (the “Option Price”).

      (c)  Vesting. Each Automatic Option Grant made pursuant to Section 2.1(a)(i) shall become exercisable and vest in a series of 12 equal and successive monthly installments, with the first such installment to become exercisable one month after the Annual Grant Date. Each Automatic Option Grant made pursuant to Sections 2.1(a)(ii) and (iii) shall become exercisable and vest in a series of three equal and successive yearly installments, with the first such installment to become exercisable immediately after a director’s second successive election by stockholders to the Board (the “First Vesting Date”), the second installment to become exercisable 10 months after the First Vesting Date, and the third installment to become exercisable 22 months after the First Vesting Date. Each installment of an Option shall only vest and become exercisable if the Optionholder has not ceased serving as a Board member as of such installment date.

      (d)  Method of Exercise. In order to exercise an Option with respect to any vested Optioned Shares, an Optionholder (or in the case of an exercise after an Optionholder’s death, such Optionholder’s executor, administrator, heir or legatee, as the case may be) must take the following action:

(i) execute and deliver to the Secretary of the Corporation a written notice of exercise signed in writing by the person exercising the Option specifying the number of shares of Stock with respect to which the Option is being exercised;

(ii) pay the aggregate Option Price in one of the alternate forms as set forth in Section 2.1(e) below; and

(iii) furnish appropriate documentation that the person or persons exercising the Option (if other than the Optionholder) has the right to exercise such Option.

As soon as practicable after the Exercise Date, the Corporation shall mail or deliver to or on behalf of the Optionholder (or any other person or persons exercising this Option in accordance herewith) a certificate or certificates representing the Stock for which the Option has been exercised in accordance with the provisions of this Plan. In no event may any Option be exercised for any fractional shares.

      (e)  Payment of Option Price. The aggregate Option Price shall be payable in one of the alternative forms specific below:

(i) full payment in cash or check made payable to the Corporation’s order; or

(ii) full payment in shares of Stock held for the requisite period necessary to avoid a charge to the Corporation’s reported earnings and valued at fair market value on the Exercise Date (as determined in accordance with Section 2.2 hereof); or

(iii) if a cashless exercise program has been implemented by the Board, full payment through a sale and remittance procedure pursuant to which the Optionholder (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the Optioned Shares to be purchased and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the Optioned Shares to be purchased and (B) shall concurrently provide written directives to the Corporation to deliver the certificates for the Optioned Shares to be purchased directly to such brokerage firm in order to complete the sale transaction.

      (f)  Term of Option. Each Option shall expire on the tenth anniversary of the date on which an Automatic Option Grant was made (“Expiration Date”). Except as provided in Section 2.4 hereof, should an Optionholder’s service as a Board member cease prior to the Expiration Date for any reason while an Option remains outstanding and unexercised, then the Option term shall immediately terminate and the Option shall cease to be outstanding in accordance with the following provisions:

(i) The Option shall immediately terminate and cease to be outstanding for any Optioned Shares of Stock which were not vested at the time of Optionholder’s cessation of Board service.

(ii) Should an Optionholder cease for any reason, including death, to serve as a member of the Board, then the Optionholder shall have a period of time equal to the “Service Period” (starting from the date of such cessation of Board service) in which to exercise the Options that vested prior to the time of such cessation of Board service. In no event, however, may any Option be exercised after the Expiration Date of such Option.

(iii) For purposes of this section, the “Service Period” for an Optionholder shall mean a length of time equal to the number of months (rounded up) that such Optionholder has served as a member of the Board of Directors.

      (g)  Limited Transferability. Each Option shall be exercisable only by Optionholder during Optionholder’s lifetime and shall be neither transferable nor assignable, other than by will or by the laws of descent and distribution following Optionholder’s death.

      2.2  Fair Market Value. The fair market value per share of Stock shall be determined in accordance with the following provisions:

(a) If the Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share on the date in question on the exchange determined by the Board to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(b) If the Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

      2.3  Corporate Transaction. In the event of stockholder approval of a Corporate Transaction, all unvested Options shall automatically accelerate and immediately vest so that each outstanding Option shall, one week prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Optioned Shares. Upon the consummation of the Corporate Transaction, all Options shall, to the extent not previously exercised, terminate and cease to be outstanding.

      2.4  Change in Control. In the event of a Change in Control, all unvested Options shall automatically accelerate and immediately vest so that each outstanding Option shall, immediately prior to the effective date of such Change in Control, become fully exercisable for all of the Optioned Shares. Thereafter, each Option shall remain exercisable until the Expiration Date of such Option.

ARTICLE III

MISCELLANEOUS

      3.1  Amendment of the Plan and Awards.

      (a)  Board Authority. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to the Optionholder at the time outstanding under the Plan, unless the Optionholder consents to such amendment. In addition, the Board may not, without the approval of the Corporation’s stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section 3.1, (ii) extend the term of the Plan, (iii) materially modify the eligibility requirements for Plan participation, or (iv) materially increase the benefits accruing to Plan participants.

      (b)  Options Issued Prior to Stockholder Approval. Options which incorporate Plan amendments may be granted prior to any required stockholder approval of such amendments as long as any shares of Stock actually issued under the Plan are held in escrow until the requisite stockholder approval is obtained. If such stockholder approval is not obtained within 12 months of the meeting of the Board approving the amendments, then (i) any Options incorporating Plan amendments which were not approved shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any Optioned Shares actually issued under the Plan and held in escrow, together with interest for the period the shares were held in escrow.

      (c)  Rule 16b-3 Plan. With respect to persons subject to Section 16 of the 1934 Act, the Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the 1934 Act. The Board may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the stockholders of the Corporation.

      3.2  Tax Withholding.

      (a)  General. The Corporation’s obligation to deliver Stock upon the exercise of Options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements.

      (b)  Shares to Pay for Withholding. The Board may, in its discretion and in accordance with the provisions of this Section 3.2(b) and such supplemental rules as it may from time to time adopt, provide any or all Optionholders with the right to use shares of Stock in satisfaction of all or part of the federal, state and local income tax liabilities incurred by such Optionholders in connection with the exercise of their Options (“Taxes”). Such right may be provided to any such Optionholder in either or both of the following formats:

(i) Stock Withholding. The Optionholder of an Option may be provided with the election to have the Corporation withhold, from the Stock otherwise issuable upon the exercise of such Option, a portion of those shares of Stock with an aggregate fair market value equal to the percentage (not to exceed 100 percent) of the applicable Taxes designated by the Optionholder.

(ii) Stock Delivery. The Board may, in its discretion, provide the Optionholder with the election to deliver to the Corporation, at the time the Option is exercised, one or more shares of Stock previously acquired by such individual (other than pursuant to the transaction triggering the Taxes) with an aggregate fair market value equal to the percentage (not to exceed 100 percent) of the Taxes incurred in connection with such Option exercise designated by the Optionholder.

      3.3  Use of Proceeds. Any cash proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall be used for general corporate purposes.

      3.4  Regulatory Approvals. The implementation of the Plan, the granting of any Option and the issuance of Stock upon the exercise or surrender of the Options made hereunder shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it, and the Stock issued pursuant to it.

      3.5  Securities Registration. No shares of Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

      3.6  Corporation Rights. The grants of Options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      3.7  Privilege of Stock Ownership. An Optionholder shall not have any of the rights of a stockholder with respect to Optioned Shares until such individual shall have exercised the Option and paid the Option Price for the Optioned Shares.

      3.8  Assignment. The right to acquire Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionholder except as specifically provided herein. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, and the Optionholders, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

      3.9  Choice of Law. The provisions of the Plan relating to the exercise of Options and the vesting of shares shall be governed by the laws of the State of Arizona, as such laws are applied to contracts entered into and performed in such State.

      3.10  Plan Not Exclusive. This Plan is not intended to be the exclusive means by which the Corporation may issue options or warrants to acquire its shares of Stock. To the extent permitted by applicable law, any such other options, warrants, or stock awards may be issued by the Corporation, other than pursuant to this Plan, without stockholder approval.

ARTICLE IV

DEFINITIONS

      The following capitalized terms used in this Plan shall have the meaning described below:

“Annual Grant Date” shall mean the date of the Corporation’s annual stockholder meeting.

“Automatic Option Grant” shall mean those automatic option grants made on the Annual Grant Date, on the Initial Grant Date, and on the Effective Date.

“Board” shall mean the Board of Directors of the Corporation.

“Change in Control” shall mean (a) a person or related group of persons, other than the Corporation or a person that directly or indirectly controls, is controlled by, or under common control with the Corporation, acquires ownership of 40 percent of the Corporation’s outstanding common stock pursuant to a tender or exchange offer which the Board recommends that the Corporation’s stockholders not accept or (b) a change in the composition of the Board of Directors such that those individuals who were elected to the Board at the last stockholders’ meeting at which there was not a contested election for Board membership subsequently ceased to comprise a majority of the Board by reason of a contested election.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Corporation” shall mean Three-Five Systems, Inc., a Delaware corporation.

“Corporate Transaction” shall mean (a) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purposes of which is to change the state in which the Corporation is incorporated; (b) the sale, transfer of or other disposition of all or substantially all of the assets of the Corporation and complete liquidation or dissolution of the Corporation, or (c) any reverse merger in which the Corporation is the surviving entity but in which the securities possessing more than 50 percent of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

“Effective Date” shall mean April 12, 1994.

“Eligible Persons” shall mean non-employee Board members as limited by Section 1.2 hereof.

“Exercise Date” shall be the date on which written notice of the exercise of an Option is delivered to the Corporation in accordance with Section 2.1(d) hereof.

“Expiration Date” shall be the 10-year anniversary of the date on which an Automatic Option Grant was made.

“Initial Grant Date” shall mean the date that the Optionholder was first appointed or elected to the Board.

“Optionholder” shall mean an Eligible Person to whom Options have been granted.

“Optioned Shares” shall be those shares of Stock that can be acquired by an Eligible Person.

“Option Price” shall mean 100 percent of the fair market value per share of the Stock on the date any Option was granted, as determined in accordance with the valuation provisions of Section 2.2 hereof.

“Option” shall mean options to acquire Stock granted under the Plan.

“Plan” shall mean this stock option plan for the Corporation.

“Stock” shall mean shares of the Corporation’s common stock, par value $.01 per share, which may be unissued or treasury shares as the Board from time to time determines.

      EXECUTED as of the 12th day of February, 2001.

THREE-FIVE SYSTEMS, INC.,
a Delaware corporation

By:	/s/ JEFFREY D. BUCHANAN

Name: Jeffrey D. Buchanan
Its: Secretary

THREE-FIVE SYSTEMS, INC.
2001 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of THREE-FIVE SYSTEMS, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated March 19, 2001, and hereby appoints Jack L. Saltich and Jeffrey D. Buchanan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of the Company, to be held on Thursday, April 26, 2001, at 9:00 a.m., local time, at the Company’s corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

      This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR adoption of the Company’s Amended and Restated 1994 Automatic Stock Option Plan for Non-Employee Directors; FOR the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.

      A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)

THREE-FIVE SYSTEMS, INC. P.O. BOX 11227 NEW YORK, NY 10203-0227

1.	ELECTION OF DIRECTORS:	FOR all nominees listed below.	WITHHOLD AUTHORITY to vote for all nominees listed below.	*EXCEPTIONS

Nominees:	David C. Malmberg, Jack L. Saltich, Kenneth M. Julien, Jeffrey D. Buchanan, Thomas A. Werner, David P. Chavoustie, and Murray A. Goldman

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions ___________________________________________________________________________

2.	Proposal to adopt the Company’s Amended and Restated 1994 Automatic Stock Option Plan for Non-Employee Directors

FOR	AGAINST	ABSTAIN

3.	Proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company.

FOR	AGAINST	ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

Change of Address and/ or Comments Mark Here

   (This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Dated:____________________________, 2001

_______________________________________________
Signature

_______________________________________________
Signature if held jointly

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink.